UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 2, 2010

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 782,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries (“Enogex”), a midstream natural gas pipeline business with principal operations in Oklahoma.

On December 2, 2010, the Company announced that Danny P. Harris has been named President of the Company and OG&E effective immediately.  In addition to his new role, Mr. Harris will retain his title and responsibilities as Chief Operating Officer (“COO”) of the Company and OG&E and President of Enogex.  Mr. Harris, 55, joined Enogex in 1996 and has served in a variety of managerial and executive positions.  Mr. Harris has served as Senior Vice President of the Company and President of Enogex since 2005 and has served as COO of the Company and OG&E since 2007.  From 2005 to 2007, Mr. Harris also served as COO of Enogex.  From 2001 to 2005, Mr. Harris also served as Vice President of Enogex.  Peter B. Delaney, President of the Company and OG&E since January 2007 and Chairman and Chief Executive Officer (“CEO”) since September 2007, remains Chairman and CEO, as well as CEO of Enogex.  For further information, see the related press release furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated December 2, 2010, announcing OGE Energy Corp. names Danny Harris President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

December 8, 2010